Gerry Anderson, Chairman, President and CEO Peter Oleksiak, Senior Vice President of Finance October 9-10, 2012 Business and Financial Update Exhibit 99.1

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and Detroit Edison’s 2011 Forms 10-K and 2012 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note – The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy’s 2011 Form 10-K and 2012 Forms 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by accessing its website at www.sec.gov or by calling 1- 800-SEC-0330. 2

Investment Thesis DTE Energy has a plan it believes will provide 5% - 6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet – Utility growth plan driven by mandated investments – Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns – Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability – Meaningful, low-risk growth opportunities in non- utility businesses continue to provide diversity in earnings and geography 5%-6% Average Annual EPS Growth Attractive Dividend 3

DTE Energy Total Shareholder Return Performance 4 29% 94% 59% 13% 41% 13% 28% 44% 5% 1YR data: 9/28/11-9/28/12, 3YR data: 9/28/09-9/28/12, 5YR data: 9/28/07-9/28/12 DTE Energy has consistently outperformed the market and peers over recent years DTE Energy S&P Utility Index S&P 500 1 Year DTE Energy S&P Utility Index S&P 500 DTE Energy S&P Utility Index S&P 500 3 Year 5 Year

2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 5 $2.89 DTE Energy Earnings & Dividend Growth * Reconciliation to GAAP reported earnings included in the appendix $3.73 Targeting 5% - 6% Long-Term Operating EPS Growth From 2012 Guidance Midpoint ** Midpoint of $3.65 - $3.95 range $3.80** Guidance $3.60 $3.30 Dividend per share $2.12 $2.12 $2.18 $2.32 • ~7% CAGR EPS Growth from 2008 - 2012 • Annualized dividend rate increased 5.5% to $2.48 per share (effective October 2012 dividend) – CAGR of 5.4% since 2009 • Dividend growth supported by underlying earnings growth Operating EPS*

6 • Company Overview • Utility Growth • Non-Utility Growth

DTE Energy is an Integrated Energy Company

DTE Energy

Strong, Stable and Growing Utilities

~80% of DTE Energy's 2011 Earnings



Detroit Edison

- Electric generation and distribution
- 2.1 million customers
- Fully regulated by Michigan Public Service Commission (MPSC)



MichCon

- Natural gas distribution
- 1.2 million customers
- Fully regulated by MPSC

Complementary Non-Utility Businesses

~20% of DTE Energy's 2011 Earnings



Gas Storage & Pipelines

Transport and store natural gas



Power & Industrial Projects

Own and operate energy related assets



Energy Trading

Generate economic value and provide strategic benefits



Unconventional Gas Production

Production of shale natural gas and oil in Texas

DTE Energy Key Facts

- Headquartered in Detroit, MI
- Employees: 9,800
- Assets: $26 billion
- Revenue: $8.9 billion
- Market Cap: $10.4 billion

7

Profile of Detroit Edison • Twelfth largest US electric utility with 2.1 million customers • 7,600 square mile service territory in Southeast Michigan • ~$5 billion in revenue, $17 billion in assets • Regulated by the Michigan Public Service Commission (MPSC) • Authorized ROE = 10.5% Coal 63.4% Gas/Oil 17.3% Nuclear 10.4% Generation Capacity by Fuel Type Total Capacity = 10,425MW Pumped Storage 8.9% 8 Detroit Service Territory

Profile of MichCon

DTE Energy
MichCon

Service Territory


Detroit

- Tenth largest US natural gas utility with 1.2 million customers
- 14,700 square mile service territory throughout Michigan
- Significant state regulated gas storage capacity benefits customers (~138 Bcf)
- ~$1.5 billion in revenue, $4 billion in assets
- Regulated by the Michigan Public Service Commission (MPSC)
- Authorized ROE = 11%


Storage & Transportation ~11%
Gas Sales ~89%

MichCon Gross Margin

9

Gas Storage & Pipeline: Overview 10 Corning Empire Bluestone Millennium Pipeline – 26.25% Bluestone Pipeline & Gathering Utica Shale Gas Storage Nexus • Fully contracted (6 year avg. term) • 90 Bcf of storage capacity in Michigan • Fully contracted (> 10 year avg. term) • 182 miles of pipe; 0.53 Bcf/d capacity • Expanding capacity to 0.8 Bcf/d in 2013 • Fully contracted (6 year avg. term) • 348 miles of pipe; 1.3 Bcf/d capacity • Partnering with Enbridge and Spectra • ~$1.2-$1.5 billion investment • In-service: 2015/16 Vector Pipeline – 40% DTE Gas Storage Proposed Nexus Gas Transmission • $280 million investment • Construction underway (in-service 2012)

11 Power & Industrial Projects: Overview Coke Battery - Detroit, MI Wood-fired Plant Cassville, WI Reduced Emissions Fuels Plant Overview • Reduced Emissions Fuel (REF) reduces mercury and NOx emissions from coal-fired power plants • Builds on skill in capturing value from tax credits (section 45) and other incentives Focus • Relocate 4 units • Optimize operations and throughput Industrial Energy Services Overview • Coke and pulverized coal production for steel customers • On-site energy services at industrial sites Focus • Capture value from existing strong asset position • Acquiring portfolio of on-site energy sites Overview • Own 5 wood-fired power plants (4 operational and 1 in development) • 21 landfill gas projects Focus • Complete conversion of 5th unit • Optimize operations across all units Wood-fired Plant - Cassville, WI Renewable Energy Reduced Emissions Fuels

2008 Legislation Supports Utility Investment Michigan’s regulatory environment is fully developed with regulatory reform in its fourth year • File & Use Rates with 6 month self-implementation • Final order in 12 months • Forward-looking test year • Electric Choice cap • Renewable Portfolio Standard / Energy Optimization with fixed surcharge • Certificate of Need for large capital projects 12 Michigan’s regulatory reforms are legislated. The Governor and leaders in the State Legislature remain vocal supporters of the legislation and the cap on Electric Choice. 2008 Legislation Supports Utility Investment

0 1 2 3 4 5 6 2007 2008 2009 2010 2011 2012 - 4 8 12 16 Michigan economy continues to show signs of improvement Southeast Michigan Residential Building Permits Beginning to Rebound* 13 Michigan Auto Production Increasing and Unemployment Decreasing Annual pe rm it s is s ued ( 000 s ) Uptick in 2012 housing starts (1st half 2012 housing permits up 57% from 1st half 2011) * Source: Census Bureau • Michigan’s corporate tax environment ranked 7th best in the nation, up from 49th* • The private sector created 80,000 jobs in the state last year • Michigan's 2011 personal income growth is in top third of nation; strongest in a decade** ‘08 ‘09 ‘10 ‘11 ‘12 MI Unemployment MI Auto Production Qu a rt e rly a u to p ro d u c tion ( 0 0 0 ’s ) M I Un e m p lo y m e n t % *Source: 2012 State Business Tax Climate Index by Tax Foundation **Source: US Bureau of Economic Analysis 57% increase 2H 1H 1H - 200 400 600 2007 2008 2009 2010 2011 2012

14 • Company Overview • Utility Growth • Non-Utility Growth

15 Detroit Edison Investment Profile, 2012 – 2016 Base Infrastructure* ~$4 billion • Investments to meet evolving environmental requirements • $255 million investment in 2012 • Investments to ensure reliability of generation fleet and distribution systems • $785 million investment in 2012 Renewable Energy & Energy Efficiency $900 million • Renewable generation to meet Michigan RPS • $235 million investment in 2012 Environmental Compliance $1.3 - $1.8 billion * Includes AMI, Ludington expansion and other investments

Detroit Edison Renewable energy wind development 16 Gratiot Wind Energy 212 MW Wind online March 2012 102 MW (64 turbines) owned and operated by Detroit Edison Echo Wind Park 110 MW Wind 2013 Construction ~$250 million capital investment Thumb Wind Parks 110 MW Wind In-service 4Q 2012 ~$250 million capital investment

Over the past several years, DTE Energy has led the industry in O&M cost management 17 Source: SNL Financial, FERC Form 1 -1% 2% 4% 6% 7% 12% 12% 12% 17% 20% 21% 22% 25% 27% 28% 28% 29% 33% 33% 36% 39% 40% 40% 42% 55% Change in Electric O&M Costs (excluding Fuel and Purchased Power) Major US Utilities with O&M > $800 million (2007 – 2011 Change) Average = 23% Detroit Edison

18 MichCon Investment Profile, 2012 – 2016 Base Capital Meter Move-out Main Renewal • Strengthen and expand distribution system • Transmission pipeline integrity • $155 million investment in 2012 • 660 mile main replacement over 10 years ($500 million total capital investment) • $40 million investment in 2012 $250 million $675 million $115 million • Move out ~25,000 meters per year • Improves customer service • $22 million investment in 2012 Rate case filed in April 2012 for $77 million (includes infrastructure recovery mechanism, decoupling and 11% ROE)

19 • Company Overview • Utility Growth • Non-Utility Growth

Gas Storage & Pipelines Solid Operating Earnings* Growth 2011A 2012E 2013E 2014E 2015E 2016E Gas Storage & Pipelines Growth opportunities from Marcellus Shale development 20 ~$100 $57* * Reconciliation to GAAP reported earnings included in the appendix $57-60 • First two expansions fully contracted o $90 million investment (DTE $23 million) o Expand capacity ~50% to 0.8 Bcf/d • First expansion: Received FERC approval and began construction in 3Q; in-service 1Q 2013 • Second expansion: FERC approval and construction in 2013 • Future expansions economic to 1.5 Bcf/d Millennium Mainline Expansions ($millions) Expansion 2 “Hancock Compressor” Expansion 1 “Minisink Compressor”

Initial gathering Gas Storage & Pipelines Bluestone pipeline & gathering update 21 • $280 million investment • Right-of-way and permitting complete • Gathering system construction underway; portion in service • Lateral construction has begun; in service 2012 • Anchor customer to drill ~25 wells in 2012 Bluestone Project • 180,000 acres within 5 miles of Bluestone • 6 major producers in area; discussions underway Additional Gathering Opportunities

Location: Northeast Ohio to Vector pipeline in Michigan; utilize Vector pipeline to extend to Ontario market Partner Companies: DTE Energy, Enbridge and Spectra Energy; Memorandum of Understanding executed; proposed equal ownership interest Length: ~ 250 miles Capacity: At least 1 billion cubic feet per day Projected In-Service: With FERC approval in 2014, expect in-service by late 2015 or 2016 Estimated Cost: ~ $1.2 - $1.5 billion Project Overview 22 Gas Storage & Pipelines Proposed Nexus gas transmission project

2011A 2012E 2013E 2014E 2015E 2016E *Reconciliation to GAAP reported earnings included in the appendix Power & Industrial Projects Operating earnings* potential of $125 million by 2016 23 $38* ~$125 $45 - $55 ($millions) ~$35 ~$60 ~$75 ~($70) ~$25 New project development Renewable Energy Reduced Emissions Fuel Industrial Energy Services Corporate allocations, interest & overheads On-site Energy Projects Midwest Utility Industrial Energy Services Reduced Emissions Fuel Renewable Energy Wood-fired Plant, Mt. Poso

Power & Industrial Projects
Reduced emission fuels development update

DTE Energy


Relocation of Unit 1

Significant value and strong earnings contribution for next 10 years

2012 Status

- Operations and volume on target at five placed units
- Working to relocate four units
  - Unit 1: Agreement executed; relocation in early 4Q
  - Unit 2: Agreement executed; relocation underway
  - Units 3 & 4: In discussions with several potential host utilities; test burns scheduled

Earnings Outlook

- 2012: ~$30 million earnings contribution
- 2013-2021: Average annual earnings contribution of ~$50 million

24

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030 25

Appendix

Regulatory Update 27 MichCon Detroit Edison Application to defer ~$127 million gain from elimination of revenue decoupling mechanism was approved September 2012. •Objective: defer increase in base rates to 2015 • Amortize to income in 2014, offsetting need for new base rates in 2014 • Rate case filed April 2012 for $77 million • Proposed infrastructure recovery mechanism for main renewal, meter move-out and pipeline integrity capital spending • Timing – Self-implement: November 2012 (testimony filed September 2012 for up to $34 million) – Proposal for decision: February 2013 – Final order: By April 2013

Detroit Edison $223 $438 - $448 MichCon 56 110 - 115 Gas Storage & Pipelines 34 57 - 60 Unconventional Gas Production (3) 0 Power & Industrial Projects 18 45 - 55 Energy Trading 2 30 - 50 Corporate & Other (28) (54) DTE Energy $302 $626 - $674 Operating EPS $1.77 $3.65 - $3.95 Avg. Shares Outstanding 171 171 2012 Operating Earnings Guidance* * Reconciliation to GAAP reported earnings included in the appendix 2012 Guidance YTD 6/30/12 Actual* 28 ($ millions, except EPS) YTD 6/30/12 performance supports full year guidance • Detroit Edison on track to earn authorized ROE; weather likely to drive earnings above upper end of guidance range • MichCon working to reach lower end of guidance after 1Q weather • Gas Storage & Pipelines targeting high end of guidance • Increased REF contribution in second half will push P&I to high end of guidance • Energy Trading will likely be below current guidance range; earnings back-end loaded  

29 2012 Capital Expenditures & Cash Flow Guidance Capital Expenditures* ($ millions) Cash Flow Summary* ($ billions) 2011 2012 Actual Guidance Cash From Operations $2.0 $1.9 Capital Spending (1.5) (1.9) Free Cash Flow $0.5 $0.0 Asset Sales - 0.3 Dividends (0.4) (0.4) Net Cash $0.1 ($0.1) Debt ($0.1) $0.1 Equity issued for employee benefit programs is considered non-cash and not included in financing activities 2011 2012 Actual Guidance Detroit Edison Base $688 $785 Environmental 186 255 Renewables / EE 328 235 $1,202 $1,275 MichCon Base $154 $156 Main renewal 9 37 Meter move-out 17 22 $180 $215 $146 $430 Total $1,528 $1,920 Non-Utility / Corporate & Other * 2012 Guidance does not include on-site energy project acquisition

2010 2011 2012E 30 *Debt excludes securitization, a portion of MichCon’s short-term debt, and considers 50% of the Trust Preferreds/Junior Subordinated Notes as equity • A strong balance sheet remains a key DTE priority • Series of credit improvements in 2012 – Fitch upgraded Detroit Edison and MichCon – Moody’s raised its outlook to Positive • Leverage and cash flow metrics within targeted ranges • $1.9 billion of available liquidity as of June 30, 2012 • Issued $500 million of Detroit Edison debt at record low rates • ~$150 million of new equity YTD 6/30/12; 50% of target for the year Leverage* Funds from Operations / Debt* 2010 2011 2012E 51% 50% Target 50% - 52% 24% 22% Target 22% - 24% 51% 28% Strong Balance Sheet Supports Growth

MichCon Rate Case Filing (U-16999)

DTE Energy

Estimated Net Rate Request



($ millions)
$49
$27
$1
$77
Sales / Midstream Reductions
Rate Base / Capital Structure
O&M / Other
Total

Rate Case Highlights

Represents annual base rate growth of ~4%* since last rate increase; combined with declining gas prices, annual bills decreasing ~5%*

- Lower sales due to customer conservation and lower midstream revenues
- $377 million increase in rate base
- Other highlights
  - 11% return on equity
  - Modified revenue decoupling mechanism
  - Infrastructure recovery mechanism for main renewal, meter move-out and pipeline integrity
- Timing
  - Filed: April 2012
  - Staff Testimony filed
  - Self-implement Testimony filed
  - Self-implement: November 2012
  - Proposal for decision: February 2013
  - Final Order: By April 2013

*Projected annualized residential change from 2010 to 2013 (weather normalized)

31

Orjiakor Isiogu Commissioner Appointed: 9/9/07 Term Ends: 7/2/13 (Democrat) Greg White Commissioner Appointed: 12/4/09 Term Ends: 7/2/15 (Independent) Source: MPSC website - www.michigan.gov • The Michigan Public Service Commission is composed of three members appointed by the Governor with the advice and consent of the Senate. • Commissioners are appointed to serve staggered six-year terms. • No more than two Commissioners may represent the same political party. • One commissioner is designated as chairman by the Governor. 32 Michigan Public Service Commission (MPSC) John Quackenbush Chairman Appointed: 9/15/11 Term Ends: 7/2/17 (Republican)

8-10 Bcf/d of New drilling 8 10 Susquehanna wells Eagle Ford 4 2 NE Marcellus Fayetteville 6 $/MMBtu1 20 40 60 80 2011 2012 2013 2014 2015 Outlook for Natural Gas Demand & Supply 33 US Gas Supply and Demand Production decline and demand growth drive new drilling needs of 8-10 Bcf/d each year 1. Breakeven cost of new supply at after-tax 10% IRR Source: DTE Energy analysis Supply with no new drilling Bcf/d Demand 2015 Gas Supply Curve 4 2 0 6 Bcf/d New Supply 0 New drilling to fill shortfall Marcellus production low on supply stack; Incremental opportunities in Marcellus region

Net Production (Bcfe) Gross Producing Wells 243 Reserves (Bcfe) Acreage Position (000’s Acres) Net Undeveloped Acres Net Developed Acres Unconventional Gas Operating Metrics 18 2Q 2012 70 88 17 70 YE2011 87 2Q 2012 YE2011 215 8 - 9 YE2011 5.1 2Q 2012 YE2011 Probable (Unaudited) Proved 373 279 652 373 186 559 • Prudently manage Barnett assets and focus on developing liquids production • Pursue monetization opportunities • 28 new wells on-line, 4 in progress • Production of 3.1 Bcfe (58% liquids) • 73% increase in oil sales volume year- over-year • Increased total proved reserves 50% YTD 6/30/12 Results 2012 Goals YE 2012 Est. 34

Unconventional Gas: Barnett Shale Assets Focused on Marble Falls Oil Play

DTE Energy

Oil and NGLs* driving value

Revenue by product (%)



Oil 61%
NGL 26%
Gas 13%
2010
2011
2012E

Proved reserves by product (%)



Oil 16%
NGL36%
Gas 48%
2010
2011
2Q 2012

- Focus on maturing Marble Falls oil play
- Drilling and completions on track
- Wells confirming resource play
  - Vertical wells initial production up to 250 bbls oil per day plus liquids rich gas
  - Potential upside with horizontal wells
  - ~65,000 net acre Marble Falls position
- Well payback period of 6-24 months at current prices with 100% IRR
  - 120-140 MBOE EUR** per well (70% liquids)
- Increased Total Proved Reserves by 50% in 2012
  - Improved completion techniques
  - Accelerated 2012 drilling schedule
- The data room opened September 2012

* Natural gas liquids

** Estimated ultimate recovery in thousands of barrel oil equivalents

35

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income ** Consists of the income statement effect of the timing of recognition of the fair value of derivative contracts for accounting vs. economic purposes and not recognizing changes in the fair value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not marked-to-market, instead are recognized for accounting purposes on an accrual basis ($ millions) YTD 6/30/11 Economic Net Income Accounting Adjustments** YTD 6/30/11 Operating Earnings* $12 $26 • Economic net income equals economic gross margin*** minus O&M expenses and taxes • DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors • Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs Energy Trading Operating Earnings* Realized Unrealized O&M / Other YTD 6/30/12 YTD 6/30/11 $22 $30 8 5 (25) (24) ($ millions, after-tax) $2 $14 $2 $21 $23 36 $14 Operating Earnings* to Economic Net Income YTD 6/30/12 Operating Earnings* Accounting Adjustments** YTD 6/30/12 Economic Net Income

Reconciliation of YTD June 30, 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

YTD 6/30/11 — **Net Income (millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$378	$188	$80	$29	($3)	$15	$14	$55
Michigan Corporate Income Tax Adjustment	(88)	-	-	-	-	-	-	(88)
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Operating Earnings	$299	$197	$80	$29	($3)	$15	$14	($33)

YTD 6/30/11 — **EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$2.23	$1.11	$0.48	$0.17	($0.02)	$0.09	$0.08	$0.32
Michigan Corporate Income Tax Adjustment	(0.52)	-	-	-	-	-	-	(0.52)
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Operating Earnings	$1.76	$1.16	$0.48	$0.17	($0.02)	$0.09	$0.08	($0.20)

37

38 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 2011 Reported to Operating Earnings 2011 DTE Energy Electric Utility Gas Utility Gas Storage & Pipelines Unc. Gas Prod. Power & Indust. Projects Energy Trading Corporate & Other R or d E r ings $711 $434 $110 $57 ($6) $38 $52 $26 Michigan Corporate Income Tax Adjustment (87) - - - - - - (87) Fermi 1 Asset Retirement Obligation 9 9 - - - - - - Operating Earnings $633 $443 $110 $57 ($6) $38 $52 ($61) Net Income ($ millions) 2011 DTE Energy Electric Utility Gas Utility Gas Storage & Pipelines Unc. Gas Prod. Power & Indust. Projects Energy Trading Corporate & Other Repor ed ar i $4.18 $2.55 $0.65 0.34 ($0.04) $0.22 $0.31 $0.15 Michigan Corporate Income Tax Adjustment (0.50) - - - - - - (0.50) Fermi 1 Asset Retirement Obligation 0.05 0.05 - - - - - - Operating Earnings $3.73 $2.60 $0.65 $0.34 ($0.04) $0.22 $0.31 ($0.35) $EPS

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010		Net Income ($ millions)						
	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$630	$441	$127	$51	($11)	$85	$6	($69)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Operating Earnings	$607	$438	$107	$51	($11)	$85	$6	($69)

2010		$EPS						
	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.74	$2.62	$0.75	$0.30	($0.06)	$0.50	$0.04	($0.41)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Operating Earnings	$3.60	$2.60	$0.63	$0.30	($0.06)	$0.50	$0.04	($0.41)

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

39

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$532	$376	$80	$49	($9)	$31	$75	($70)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	-	1	-	-
General Motors Bad Debt	3	-	-	-	-	3	-	-
Antrim Hedge	3	-	-	-	-	-	-	3
Operating Earnings	$543	$380	$80	$49	($9)	$35	$75	($67)

2009 — **$EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.24	$2.28	$0.49	$0.30	($0.05)	$0.19	$0.46	($0.43)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	-	0.01	-	-
General Motors Bad Debt	0.02	-	-	-	-	0.02	-	-
Antrim Hedge	0.01	-	-	-	-	-	-	0.01
Operating Earnings	$3.30	$2.30	$0.49	$0.30	($0.05)	$0.22	$0.46	($0.42)

40

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008 — **Net Income ($ millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other	Synfuel
Reported Earnings	$546	$331	$85	$38	$84	$40	$42	($94)	$20
Performance Excellence Process	6	-	4	-	-	1	1	-	-
Core Barnett Sale	(81)	-	-	-	(81)	-	-	-	-
Antrim hedge	13	-	-	-	-	-	-	13	-
Barnett Lease impairment	5	-	-	-	5	-	-	-	-
Crete Sale - Tax True up	2	-	-	-	-	-	-	2	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Operating Earnings	$471	$331	$89	$38	$8	$41	$43	($79)	$ -

2008 — **$EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other	Synfuel
Reported Earnings	$3.34	$2.03	$0.52	$0.23	$0.52	$0.25	$0.26	($0.59)	$0.12
Performance Excellence Process	0.05	-	0.03	-	-	0.01	0.01	-	-
Core Barnett Sale	(0.50)	-	-	-	(0.50)	-	-	-	-
Antrim hedge	0.08	-	-	-	-	-	-	0.08	-
Barnett Lease impairment	0.03	-	-	-	0.03	-	-	-	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	-	0.01	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Operating Earnings	$2.89	$2.03	$0.55	$0.23	$0.05	$0.26	$0.27	($0.50)	$ -

41

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. There were no reported to operating earnings adjustments in YTD 6/30/2012. 42